NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FD
Investors: Brian Ritchie/Evan Smith
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   February 4, 2010

CONMED Corporation Announces Fourth Quarter and Full Year 2009 Results
  - Fourth Quarter Sales Increase 6.4% -
  - Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, February 4, 2010 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the fourth quarter and year-ended December 31, 2009.

Sales for the fourth quarter ended December 31, 2009 were $190.6 million compared to $179.2 million in the same quarter of 2008, an increase of 6.4% (2.6% in constant currency).  GAAP diluted earnings per share were $0.17 for the fourth quarter 2009 compared to $0.28 in the fourth quarter of 2008.  Non-GAAP diluted earnings per share equaled $0.37 for the fourth quarter 2009 compared to non-GAAP diluted earnings per share of $0.34 in the 2008 fourth quarter.  As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP financial measures in this release.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

For the year ended December 31, 2009, sales were $694.7 million compared to $742.2 million in 2008.  GAAP diluted earnings per share were $0.42 for 2009 compared to $1.37 in 2008.  Non-GAAP diluted earnings per share were $1.00 for 2009 compared to $1.54 in 2008.

“We are very pleased with the improved sequential financial performance of CONMED over the last two quarters.  The fourth quarter of 2009 was highlighted by increased total sales in both single-use surgical devices and capital equipment products.  Most importantly, the strong results support our conviction that the Company is once again on a positive growth trajectory,” commented Mr. Joseph J. Corasanti, President and Chief Executive Officer.

As previously announced, the Company implemented a series of cost-cutting actions during 2009 including consolidating a division’s administrative functions within the Corporate headquarters, delaying hiring for certain open positions, freezing the defined benefit pension plan for U.S. employees, and continuing with the previously announced manufacturing restructuring.  Costs associated with these activities are further described in the following sections.  The Company continues to review its total cost structure for reductions in areas that are not critical to CONMED’s long-term growth strategy.

CONMED News Release Continued	Page 2 of 12	February 4, 2010

International sales in the fourth quarter of 2009 were $85.2 million, representing 44.7% of total sales, and $309.0 million for the year ended December 31, 2009.  Currency exchange rates became favorable in the fourth quarter of 2009, reversing to a limited extent the unfavorable currency environment of the first nine months of the year.  Compared to the rates in 2008, sales were increased by $6.8 million in the fourth quarter of 2009, and were reduced by $20.4 million for the full year 2009 due to currency fluctuations.

Cash flow in the fourth quarter was strong, enabling an $11.7 million reduction in the Company’s total financings compared to balances at September 30, 2009.  This reduction includes the lower usage of the accounts receivable securitization at December 31, 2009.  As previously discussed, a recent accounting pronouncement will require that this facility be included on the Company’s balance sheet in the first quarter of 2010.   It will have the effect of increasing accounts receivable and short term debt by the same amount.

Outlook

Mr. Corasanti added, “Although last year’s economy presented unique challenges for the entire healthcare industry, we are confident that the proactive cost-cutting actions we initiated in 2009 will lead to increased profitability in 2010 and beyond.  Further, we expect that the improving business trends we have seen in the second half of 2009 should continue into 2010, and we therefore reiterate the full year guidance that we communicated in our October 2009 third quarter earnings press release.  Sales in 2010 are anticipated to be $715 - $725 million, with non-GAAP diluted earnings per share estimated to be $1.20 - $1.30.  For the first quarter of 2010, we anticipate that sales should approximate $175 - $180 million and non-GAAP earnings per share should approximate $0.24 - $0.29.”

The non-GAAP estimates for the full year and first quarter of 2010 exclude the additional amortization of bond discount required by recently issued Financial Accounting Standards Board (“FASB”) guidance, and unusual costs, if any.

Endoscopic Technologies division consolidation

In July 2009, the Company began the process of consolidating the administrative functions of the Endoscopic Technologies division from its offices in Massachusetts to the Corporate Headquarters in Utica, New York.  The sales force and product portfolio remain unchanged and CONMED Endoscopic Technologies will continue to operate as a separate division of the Company.  In connection with this consolidation, we incurred costs of $4.6 million in the fourth quarter of 2009, including severance, lease termination costs, and write-downs of certain inventory and fixed assets.  The fourth quarter 2009 costs are included in the GAAP earnings per share set forth above, and are excluded from the non-GAAP amount.

Product recall

During the third quarter of 2009, the Company announced a voluntary recall of certain model numbers of the PRO5 & PRO6 series battery handpieces and certain lots of the MC5057 Universal Cable used with certain of CONMED Linvatec’s electric powered handpieces.  Current models of these products are not affected.  We estimated that the recall costs would total approximately $6.0 million and previously recorded this charge in the third quarter.  This cost is also included in the total year 2009 GAAP earnings per share set forth above, and is excluded from the non-GAAP amount.

Convertible bond repurchase

During the first quarter of 2009, the Company repurchased and retired $9.9 million face value of its 2.5% Convertible Notes at a discount of approximately 21%.  The repurchase was substantially funded by CONMED’s own cash resources.  The transaction resulted in a pre-tax gain to the 2009 year’s financial statements of approximately $1.1 million, which is included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amount.

CONMED News Release Continued	Page 3 of 12	February 4, 2010

U.S. pension plan

In March 2009, the Company gave notice that it would freeze the benefits of its defined benefit pension plan for U.S. employees.  As has been widely reported, such plans have become increasingly difficult for companies to maintain because of the volatility in asset performance and required changes in the actuarial determination of plan liabilities.  The Company’s first quarter 2009 financial statements included a non-cash net pre-tax gain of $1.9 million, comprised of a $4.4 million pension curtailment benefit offset by a $2.5 million first quarter pension charge.  This net non-cash pre-tax gain is also included in the year’s GAAP earnings per share set forth above, and is excluded from the non-GAAP amount.

Manufacturing restructuring

As previously disclosed, the Company largely completed its previously announced plan for restructuring certain of its manufacturing operations by consolidating locations in New York and moving certain production lines to its new manufacturing site in Mexico.  Such expenses amounted to $3.4 million in the fourth quarter of 2009 and $14.6 million for the full year.  These amounts are included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amounts.  The Company recently announced that additional lines of manufactured product will be moved to the Mexican site over the next eight months.  We expect such restructuring costs for 2010 to approximate $2.5 million in total; these costs are excluded from our full year 2010 non-GAAP EPS estimate.

Convertible note interest expense

As disclosed in the past, and in accordance with recently issued FASB guidance, beginning in 2009, the Company is required to record the amortization of the bond discount related to its convertible notes to bring the effective interest rate to a level approximating that of a non-convertible note of similar size and tenor.  For the fourth quarter of 2009 and the full year of 2009, the Company recorded additional non-cash pre-tax interest charges of $1.0 million and $4.1 million, respectively.  The pronouncement also requires that a similar adjustment be made in previously issued financial statements to facilitate comparative analysis.  Accordingly, the 2008 financial statements have been adjusted and now include additional interest expense of $1.2 million in the fourth quarter and $4.8 million for the full year.  These charges are also included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amounts.

Use of Non-GAAP Financial Measures

Management has disclosed financial measurements in this press announcement that present financial information that is not in accordance with Generally Accepted Accounting Principles (“GAAP”).  These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies.  Non-GAAP net income and non-GAAP earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company.  Management uses and presents non-GAAP net income and non-GAAP earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities.  These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations.  Management uses non-GAAP net income and non-GAAP earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.  Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

CONMED News Release Continued	Page 4 of 12	February 4, 2010

Conference call

The Company will webcast its fourth quarter 2009 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, February 4, 2010.   This webcast can be accessed from CONMED’s web site at www.conmed.com.  Replays of the call will be made available through February 12, 2010.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and patient monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,500 employees distribute its products worldwide from several manufacturing locations.

Forward-Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 5 of 12	February 4, 2010

CONMED CORPORATION
Fourth Quarter Sales Summary

	Three Months Ended December 31,

				Constant
				Currency
	2008	2009	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$48.3	$54.5	12.8%	7.2%
Capital	21.8	21.2	-2.8%	-5.5%
	70.1	75.7	8.0%	3.3%

Powered Surgical Instruments
Single-use	19.1	20.1	5.2%	-2.1%
Capital	17.5	20.3	16.0%	12.0%
	36.6	40.4	10.4%	4.6%

Electrosurgery
Single-use	17.9	18.1	1.1%	-1.1%
Capital	6.4	7.8	21.9%	18.8%
	24.3	25.9	6.6%	4.1%

Endoscopic Technologies
Single-use	12.5	12.2	-2.4%	-4.8%
Endosurgery
Single-use and reposable	16.2	18.2	12.3%	9.9%
Patient Care
Single-use	19.5	18.2	-6.7%	-7.2%

Total
Single-use and reposable	133.5	141.3	5.8%	1.9%
Capital	45.7	49.3	7.9%	4.6%
	$179.2	$190.6	6.4%	2.6%

CONMED News Release Continued	Page 6 of 12	February 4, 2010

CONMED CORPORATION
Year Sales Summary

	Year Ended December 31,

				Constant
				Currency
	2008	2009	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$199.0	$196.5	-1.3%	2.2%
Capital	92.9	73.3	-21.1%	-18.6%
	291.9	269.8	-7.6%	-4.4%

Powered Surgical Instruments
Single-use	79.3	76.3	-3.8%	0.8%
Capital	76.4	67.7	-11.4%	-8.1%
	155.7	144.0	-7.5%	-3.6%

Electrosurgery
Single-use	72.0	70.1	-2.6%	-1.5%
Capital	28.5	24.9	-12.6%	-10.2%
	100.5	95.0	-5.5%	-4.0%

Endoscopic Technologies
Single-use	51.3	48.9	-4.7%	-1.9%
Endosurgery
Single-use and reposable	64.4	66.0	2.5%	5.0%
Patient Care
Single-use	78.4	71.0	-9.4%	-8.8%

Total
Single-use and reposable	544.4	528.8	-2.9%	-0.1%
Capital	197.8	165.9	-16.1%	-13.3%
	$742.2	$694.7	-6.4%	-3.7%

CONMED News Release Continued	Page 7 of 12	February 4, 2010

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
 (in thousands except per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	As Adjusted		As Adjusted
	2008	2009	2008	2009

Net sales	$179,246	$190,633	$742,183	$694,739

Cost of sales	87,737	90,686	356,321	344,703
Cost of sales, other - Note A	2,470	3,915	3,481	12,704

Gross profit	89,039	96,032	382,381	337,332

Selling and administrative	66,474	72,830	272,437	266,310
Research and development	7,673	8,247	33,108	31,837
Other expense – Note B	868	4,069	1,577	10,916

	75,015	85,146	307,122	309,063

Income from operations	14,024	10,886	75,259	28,269

Gain on early extinguishment of debt	1,947	-	1,947	1,083

Amortization of debt discount	1,156	1,035	4,823	4,111

Interest expense	2,315	1,789	10,372	7,086

Income before income taxes	12,500	8,062	62,011	18,155

Provision for income taxes	4,183	3,107	22,022	6,018

Net income	$8,317	$4,955	$39,989	$12,137

Per share data:

Net Income
Basic	$0.29	$0.17	$1.39	$0.42
Diluted	0.28	0.17	1.37	0.42

Weighted average common shares
Basic	29,019	29,115	28,796	29,074
Diluted	29,254	29,309	29,227	29,142

CONMED News Release Continued	Page 8 of 12	February 4, 2010

Note A - Included in cost of sales in the three and twelve months ended December 31, 2008 are $2.5 million in costs related to the startup of a new manufacturing facility in Chihuahua, Mexico and the consolidation of two of the Company’s three Utica, New York area manufacturing sites into a single facility.  Also included in cost of sales in the twelve months ended December 31, 2008 is a $1.0 million purchase accounting fair value adjustment for inventory acquired in connection with the purchase of our Italian distributor.    Included in cost of sales in the three and twelve months ended December 31, 2009 are $3.1 million and $11.9 million in costs related to the startup of a new manufacturing facility in Chihuahua, Mexico and the consolidation of two of the Company’s three Utica, New York area manufacturing sites into a single facility.  Also included in cost of sales in the three and twelve months ended December 31, 2009 are $0.8 million in charges associated with the discontinuation of a product line.

Note B – Included in other expense in the three and twelve months ended December 31, 2008 are $0.9 million and $1.6 million, respectively, in costs related to the consolidation of the Company’s manufacturing and distribution sites.  Included in other expense in the three months ended December 31, 2009 are $0.3 million in costs related to the consolidation of the Company’s manufacturing and distribution sites and $3.7 million in costs related to the consolidation of the administrative functions of our Endoscopic Technologies division.  Included in other expense in the twelve months ended December 31, 2009 are a non-cash net pre-tax pension gain of $1.9 million, $6.0 million in costs related to a voluntary product recall, $2.7 million in costs related to the consolidation of the Company’s manufacturing and distribution sites, and $4.1 million in costs related to the consolidation of the administrative functions of our Endoscopic Technologies division.

CONMED News Release Continued	Page 9 of 12	February 4, 2010

CONMED CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)

ASSETS

	December 31,
	As Adjusted
	2008	2009
Current assets:
Cash and cash equivalents	$11,811	$9,188
Accounts receivable, net	96,515	126,162
Inventories	159,976	164,275
Deferred income taxes	13,514	14,782
Other current assets	11,218	10,293
Total current assets	293,034	324,700

Property, plant and equipment, net	143,737	143,502
Deferred income taxes	1,228	1,953
Goodwill	290,245	290,505
Other intangible assets, net	195,939	190,849
Other assets	7,478	5,994
Total assets	$931,661	$957,503

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$3,185	$2,174
Other current liabilities	71,729	76,023
Total current liabilities	74,914	78,197

Long-term debt	182,739	182,195
Deferred income taxes	88,468	97,916
Other long-term liabilities	45,325	22,680
Total liabilities	391,446	380,988

Shareholders' equity:
Capital accounts	256,874	263,550
Retained earnings	314,373	325,370
Accumulated other comprehensive income (loss)	(31,032)	(12,405)
Total equity	540,215	576,515

Total liabilities and shareholders' equity	$931,661	$957,503

CONMED News Release Continued	Page 10 of 12	February 4, 2010

CONMED CORPORATION
CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve months ended
	December 31,
	As Adjusted 2008	2009
Cash flows from operating activities:
Net income	$39,989	$12,137
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	37,159	41,283
Stock-based payment expense	4,178	4,308
Deferred income taxes	16,304	4,241
Gain on early extinguishment of debt	(1,947)	(1,083)
Sale of accounts receivable to (collections on behalf of) purchaser	(3,000)	(13,000)
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	(3,735)	(12,879)
Inventories	(8,110)	(9,454)
Accounts payable	(7,043)	(7,400)
Income taxes	2,519	(2,612)
Accrued compensation and benefits	(238)	5,630
Other assets	(4,469)	(197)
Other liabilities	(10,458)	4,054
Net cash provided by operating activities	61,149	25,028

Cash flow from investing activities:
Purchases of property, plant, and equipment, net	(35,879)	(21,444)
Payments related to business acquisitions	(22,023)	(330)

Net cash used in investing activities	(57,902)	(21,774)

Cash flow from financing activities:
Payments on debt	(22,707)	(10,583)
Proceeds of debt	4,000	6,000
Net proceeds from common stock issued under employee plans	7,347	1,198
Other, net	6,008	(1,212)
Net cash used in financing activities	(5,352)	(4,597)

Effect of exchange rate change
on cash and cash equivalents	2,221	(1,280)

Net increase (decrease) in cash and cash equivalents	116	(2,623)

Cash and cash equivalents at beginning of period	11,695	11,811

Cash and cash equivalents at end of period	$11,811	$9,188

CONMED News Release Continued	Page 11 of 12	February 4, 2010

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
 (In thousands except per share amounts)
(unaudited)

	Three months ended
	December 31,
	2008	2009

Reported net income	$8,317	$4,955

New plant / facility consolidation costs included in cost of sales	2,470	3,070

Endoscopic Technologies division consolidation	-	845

Total cost of sales, other	2,470	3,915

Facility consolidation costs included in other expense	868	328

Endoscopic Technologies division consolidation	-	3,741

Total other expense	868	4,069

Gain on early extinguishment of debt	(1,947)	-

Amortization of debt discount	1,156	1,035

Total unusual expense (income) before income taxes	2,547	9,019

Provision (benefit) for income taxes on unusual expense	(928)	(3,257)

Net income before unusual items	$9,936	$10,717

Per share data:

Reported net income
Basic	$.29	$.17
Diluted	.28	.17

Net income before unusual items and amortization of debt discount
Basic	$.34	$.37
Diluted	.34	.37

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.  We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 12 of 12	February 4, 2010

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
 (In thousands except per share amounts)
(unaudited)

	Twelve months ended
	December, 31,
	2008	2009

Reported net income	$39,989	$12,137

Fair value inventory purchase accounting adjustment
included in cost of sales	1,011	-

New plant / facility consolidation costs included in cost of sales	2,470	11,859

Endoscopic Technologies division consolidation	-	845

Total cost of sales, other	3,481	12,704

Facility consolidation costs included in other expense	1,577	2,726

Endoscopic Technologies division consolidation	-	4,080

Product recall	-	5,992

Pension gain, net	-	(1,882)

Total other expense	1,577	10,916

Gain on early extinguishment of debt	(1,947)	(1,083)

Amortization of debt discount	4,823	4,111

Total unusual expense (income) before income taxes	7,934	26,648

Provision (benefit) for income taxes on unusual expense	(2,902)	(9,633)

Net income before unusual items	$45,021	$29,152

Per share data:
Reported net income
Basic	$1.39	$.42
Diluted	1.37	.42

Net income before unusual items and amortization of debt discount
Basic	$1.56	$1.00
Diluted	1.54	1.00

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.  We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.